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Exhibit 99.1

REGAL CINEMAS CORP.
REGAL CINEMAS, INC.

$315,000,000 Senior Secured Term Loan Facility

INFORMATION MEMORANDUM
MAY 2003

Transaction Summary

        The Term Loan D will be issued as a tack-on to the existing $370 million Senior Secured Credit Facility (the "Senior Credit Facility"). The Term Loan D is being issued in connection with the Company's planned acquisition of certain theatre and real estate assets from United Artists (the "UA Assets"), a wholly-owned subsidiary of Regal Entertainment, and the acquisition of the NGN assets (together, the "Transaction").

Sources & Uses

        The following tables set forth the sources and uses of funds for the proposed Transaction:

($ in millions) Sources		Uses
New Term Loan	$315.0	Payment for UA Assets	$301.7
Revolver Draw	13.1	Payment for NGN Assets	10.0
Cash	8.4	Dividend to Parent	20.0
		Fees & Expenses	4.8

Total Sources	$336.5	Total Uses	$336.5

Pro Forma Capitalization and Selected Credit Statistics

        The following table illustrates the capitalization of the Company at the time of its emergence from the reorganization proceedings in January 2002 and as of March 27, 2003 as adjusted for the Hoyts acquisition and pro forma for the Transaction:

		3/27/03
($ in millions)	Emergence Jan '02	Pro Forma for Hoyts Acq.	Pro Forma for UA/NGN Acq.
Cash	$0.0	$23.4	$15.0
Revolver(1)	$0.0	$0.0	$13.1
Term B Loan	270.0	—	—
Term C Loan	—	213.8	213.8
Term D Loan	—	0.0	315.0
Capital Lease Obligations & Other Debt	5.4	26.9	26.9
Lease Financing Arrangements	110.2	97.4	97.4

Total Senior Debt	$385.6	$338.0	$666.1
Sr. Subordinated Notes	200.0	350.0	350.0

Total Debt	$585.6	$688.0	$1,016.1
Market Value of Parent Equity(2)		3,035.1

Total Capitalizaiton		$3,723.1
LTM EBITDA	$220.5	$422.5	$467.0
LTM EBITDAR	347.6	623.9	696.1
Credit Statistics
Sr. Debt / EBITDA	1.7x	0.8x	1.4x
Total Debt / EBITDA	2.7x	1.6x	2.2x
Net Debt / EBITDA	2.7x	1.6x	2.1x
Adjusted Debt(3)/ EBITDAR	4.6x	3.7x	4.1x
EBITDA / Net Interest Expense	4.6x	6.9x	6.4x
EBITDAR / Interest + Rent	2.1x	2.4x	2.3x

(1)
$145 million facility.

(2)
141.8 million fully diluted shares with a price per share of $21.41 as of May 16, 2003.

(3)
Adjusted debt is calculated as total debt plus 8 times rent expense.

Historical and Recent Financial Results

        The Company has leveraged the industry's positive momentum and has also executed strategic acquisitions, resulting in faster revenue and EBITDA growth compared to the overall industry. Additionally, Regal has been able to increase its margins through operational synergies, greater scale and improved asset quality.

        The following table presents the historical financial performance of the Regal as if Edwards, Regal CineMedia and Hoyts had been a part of Regal from the beginning of the period presented. Edwards became a part of Regal in April 2002, CineMedia became a part of Regal in November 2002 and Hoyts became a part of Regal in March 2003.

Regal Cinemas Corporation Historical Financial Performance

Pro Forma for Regal Cinemas, Edwards, Regal CineMedia and Hoyts(1)

	Fiscal Year		Quarter Ending
($ in millions, except per cap numbers)					LTM Ended 3/27/03
	2001	2002	3/28/02	3/27/03
Revenues:
Admissions	$1,131.0	$1,280.7	$311.5	$300.9	$1,270.1
Concessions	439.5	512.4	121.8	114.1	504.7
Other	51.0	94.6	11.3	26.4	109.7

Total Revenue	$1,621.5	$1,887.7	$444.6	$441.4	$1,884.5
% Growth	—	16.4%	—	(0.7%)	—
EBITDAR	$495.0	$635.0	$158.2	$147.0	$623.9
% Margin	30.5%	33.6%	35.6%	33.3%	33.1%
EBITDA	$305.1	$433.7	$108.9	$97.7	$422.5
% Margin	18.8%	23.0%	24.5%	22.1%	22.4%
Theatres	407	390	401	388	388
Screens	4,852	4,718	4,807	4,700	4,700
Screens / Theatre	11.9	12.1	12.0	12.1	12.1
Attendance	192.3	211.9	52.4	48.7	208.2
% Growth	—	10.2%	—	(7.1%)	—
Average Ticket Price	$5.88	$6.04	$5.94	$6.18	$6.10
% Growth	—	2.8%	—	4.0%	—
Average Concesssion per Patron	$2.28	$2.42	$2.32	$2.34	$2.42
% Growth	—	5.8%	—	0.8%	—

(1)
Excludes the results of theatres closed in connection with the Reorganizations of Regal Cinemas and Edwards.

Pro Forma Historical and Recent Financial Results

        The following tables illustrate the pro forma historical results as if the UA Asset Group had been owned by the Company for the entire period presented.

Regal Cinemas Corporation Historical Pro Forma Financial Performance

Pro Forma for Regal Cinemas, Edwards, Regal CineMedia, Hoyts and the UA Asset Group(1)

	Fiscal Year		Quarter Ending
($ in millions, except per cap numbers)					LTM Ended 3/27/03
	2001	2002	3/28/02	3/27/03
Revenues:
Admissions	$1,268.0	$1,428.9	$347.2	$337.1	$1,418.8
Concessions	492.3	570.6	135.7	127.4	562.3
Other	60.2	102.1	12.1	29.0	119.0

Total Revenue	$1,820.4	$2,101.6	$495.0	$493.5	$2,100.1
% Growth	—	15.4%	—	(0.3%)	—
EBITDAR	$561.7	$706.0	$175.4	$165.5	$696.1
% Margin	30.9%	33.6%	35.4%	33.5%	33.1%
EBITDA	$344.8	$477.3	$119.5	$109.3	$467.0
% Margin	18.9%	22.7%	24.1%	22.1%	22.2%
Theatres	446	430	440	428	428
Screens	5,223	5,111	5,178	5,093	5,093
Screens / Theatre	11.7	11.9	11.8	11.9	11.9
Attendance	214.4	235.0	58.0	54.1	231.1
% Growth	—	9.6%	—	(6.8%)	—
Average Ticket Price	$5.91	$6.08	$5.98	$6.23	$6.14
% Growth	—	2.8%	—	4.2%	—
Average Concesssion per Patron	$2.30	$2.43	$2.34	$2.36	$2.43
% Growth	—	5.7%	—	0.8%	—

(1)
Excludes the results of theatres closed in connection with the Reorganizations of Regal Cinemas and Edwards.

Regal Cinemas Corporation Quarterly Pro Forma Financial Performance

Pro Forma for Regal Cinemas, Edwards, Regal CineMedia, Hoyts and the UA Asset Group(1)

	Quarter Ended
($ in millions, except per cap numbers)						LTM Ended 3/27/03
	3/28/02	6/27/02	9/26/02	12/26/02	3/27/03
Revenues:
Admissions	$347.2	$376.2	$358.6	$346.8	$337.1	$1,418.8
Concessions	135.7	156.9	144.7	133.3	127.4	562.3
Other	12.1	26.2	28.7	35.1	29.0	119.0

Total Revenue	$495.0	$559.3	$532.0	$515.2	$493.5	$2,100.1
EBITDAR	$175.4	$187.6	$180.5	$162.4	$165.5	$696.1
% Margin	35.4%	33.5%	33.9%	31.5%	33.5%	33.1%
EBITDA	$119.5	$130.5	$122.8	$104.4	$109.3	$467.0
% Margin	24.1%	23.3%	23.1%	20.3%	22.1%	22.2%
Theatres	440	438	434	430	428	428
Screens	5,178	5,163	5,143	5,111	5,093	5,093
Screens / Theatre	11.8	11.8	11.9	11.9	11.9	11.9
Attendance	58.0	62.4	59.0	55.5	54.1	231.1
Average Ticket Price	$5.98	$6.03	$6.08	$6.24	$6.23	$6.14
Average Concesssion per Patron	2.34	2.51	2.45	2.40	2.36	2.43

(1)
Excludes the results of theatres closed in connection with the Reorganizations of Regal Cinemas and Edwards.

        In addition, approximately 88% of the Company's theatres are located in film licensing zones in which it is the sole exhibitor. Being the sole exhibitor in a film licensing zone provides Regal with access to 100% of all first-run films distributed by major distributors and eliminates the Company's need to compete for films in that zone.

Conservative Balance Sheet

        Regal maintains the most conservative balance sheets among motion picture exhibitors. As estimated at March 27, 2003, and pro forma for the Transaction, the Company's total debt to EBITDA ratio was 2.2x, the lowest in the industry.

        Most conservative capital structure among major competitors:

TOTAL DEBT/EBITDA		ADJUSTED DEBT(1)/EBITDA
Regal (Pro forma)	2.2x	Regal (Pro Forma)	4.1x
AMC	3.3x	Carmike	5.0x
Carmike	3.5x	Cinemark	5.2x
Cinemark	3.6x	AMC	6.0x

(1)
Adjusted debt equals total debt plus 8 times rent expense

Significant Free Cash Flow Generation

        The Company's stable top-line growth, high operating margins, minimal capital expenditures and conservative capitalization allow Regal to generate significant free cash flow which could be used for debt reduction. Pro forma for the Transaction for the LTM period ended March 27, 2003, Regal would have generated almost $170 million of free cash flow.

Significant Free Cash Flow

($ in millions)
Pro Forma LTM EBITDA(1)	$467
Plus: Non-Cash Rent	14
Less: Pro forma Interest Expense	(70)
Less: Taxes	(100)
Less: Theatre Maintenance Capital Expenditures(2)	(43)
Less: Theatre Expansion Capital Expenditures(2)	(50)
Less: CineMedia Capital Expenditures(2)	(50)

Pro Forma Free Cash Flow	$168

(1)
Includes the UA Asset Group.

(2)
2003 projections, including Hoyts and the UA Asset Group.

QuickLinks

  Exhibit 99.1
REGAL CINEMAS CORP. REGAL CINEMAS, INC.
  Transaction Summary
  Historical and Recent Financial Results